SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OF 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) December 11, 2002
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                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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ITEM 5. OTHER EVENTS

      On December 11, 2002, DIRECTV, Inc. ("DIRECTV"), a subsidiary of Hughes Electronics Corporation ("Hughes"), announced a five-year agreement to extend and expand DIRECTV's exclusive rights to carry NFL SUNDAY TICKET, the subscription television package that delivers up to 14 games each week during the NFL season. The announcement is as follows:

                 NFL and DIRECTV Extend and Expand Exclusive
                  NFL SUNDAY TICKET Agreement for Five Years
                        NFL CHANNEL to Launch on DIRECTV

     NEW YORK, NY and EL SEGUNDO, CA, December 11, 2002 - The National Football League and DIRECTV, Inc., the nation's leading satellite television service provider, announced today a five-year agreement to extend and expand DIRECTV's exclusive rights to carry NFL SUNDAY TICKET, the subscription television package that delivers up to 14 games each week during the NFL season. Financial terms of the agreement were not disclosed.

      The agreement includes a commitment to expand services to NFL fans, including the launch of the NFL CHANNEL on DIRECTV as early as next year. The NFL CHANNEL will be the first year-round television programming service fully dedicated to the NFL and the sport of football. The NFL CHANNEL will be available seven days a week, 24 hours a day, on a year-round basis.

      DIRECTV will continue to have exclusive satellite television rights to NFL SUNDAY TICKET through 2007 and exclusive multichannel television rights through 2005. In addition, the new agreement gives DIRECTV the opportunity for the first time to offer NFL SUNDAY TICKET subscribers exclusive enhanced technical innovations, including high-definition game telecasts, viewer-selected cameras and replays, and other advanced digital technology.

      "We are excited to extend our association with America's number-one satellite television distributor," NFL Commissioner Paul Tagliabue said. "Our partnership with DIRECTV will continue to complement and support our broadcast television packages that allow us to put all of our games on free, over-the-air television. This agreement also continues the NFL tradition of leadership in sports television technology by developing more opportunities for fans to experience high-definition television and other new high-tech and interactive innovations, including a new year-round NFL CHANNEL."

      "For the past eight years on Sundays during football season, fans in homes all over the country have made DIRECTV their viewing destination of choice to catch unrivaled NFL action," said Eddy W. Hartenstein, DIRECTV chairman and CEO. "DIRECTV and NFL SUNDAY TICKET are a football lover's dream come true and we are delighted to renew our long-standing partnership with the NFL. NFL SUNDAY TICKET has been a significant programming differentiator for DIRECTV, helping us build a loyal subscriber base. As we look ahead, we are excited to offer football fans nationwide compelling new programming services--including high-definition and enhanced broadcasts--that they can't get elsewhere."

      NFL SUNDAY TICKET subscribers can view all out-of-market NFL games every Sunday during the regular season, up to 14 games each week.

      DIRECTV is the nation's leading digital satellite television service provider with more than 11 million customers. DIRECTV and the Cyclone Design logo are trademarks of DIRECTV, Inc., a unit of Hughes Electronics Corp. HUGHES is the world's leading provider of digital television entertainment, broadband services, satellite-based private business networks, and global video and data broadcasting. The earnings of HUGHES, a unit of General Motors Corporation, are used to calculate the earnings attributable to the General Motors Class H common stock (NYSE: GMH). For more information, visit www.DIRECTV.com.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    December 19, 2002
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                                            By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)
























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